                                                                    Exhibit 10.2

                                   AGREEMENT

          THIS AGREEMENT, made and entered into as of the 17/th/ day of July, 2001 by and between CABOT OIL & GAS CORPORATION, with its principal office at 1200 Enclave Parkway, Houston, Texas 77077 (together with its successors and assigns permitted under this Agreement, the "Company"), and __________________ (the "Executive"),

                             W I T N E S S E T H:

          WHEREAS, on November 3, 1995, the Compensation Committee of the Board of Directors of the Company authorized and adopted a Change in Control Program to provide for certain benefits to certain of the officers of the Company in the event of certain terminations of employment, and determined that such program would be in the best interests of the Company; and

          WHEREAS, on July 17, 2001, upon the recommendation of its Compensation Committee, the Board of Directors of the Company authorized and adopted certain modifications to the Change in Control Program; and

          WHEREAS, the Company and Executive both desire to amend that certain Agreement between the Company and Executive dated as of the ____ day of ____________ to reflect the action by the Board of Directors with respect to the Company's Change in Control Program, such amendment to be evidenced by entering into this agreement (this "Agreement"), which supersedes and replaces such prior agreement;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a "Party" and together the "Parties") agree as follows:

     1.   Definitions:
          -----------

          (a)  "Annual Compensation" shall mean the sum of (I) the Executive's
                -------------------
     Base Salary in effect immediately prior to the Change in Control or, if greater, immediately prior to the Executive's termination and (II) the greater of (1) 100% of the Executive's target Bonus with respect to the fiscal year during which the Change in Control occurred or, if greater, the fiscal year during which the Executive's termination occurred and (2) the Executive's actual Bonus paid (including any amount deferred at the election of the Executive) with respect to any of the three fiscal years immediately preceding the Change in Control or, if termination of employment occurs prior to a Change in Control, termination of employment.

          (b)  "Base Salary" shall mean the Executive's annualized base rate of
                -----------
     pay with the Company.

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          (c)  "Beneficiary" shall mean the person or persons named by the
                -----------
     Executive pursuant to Section 10 hereof or, in the event no such person is named or survives the Executive, his estate.

          (d)  "Board" shall mean the Board of Directors of the Company.
                -----

          (e)  "Bonus" shall mean the cash amount, excluding any amount relating
                -----
     to the vesting of options or granting of performance shares or vesting of restricted stock or any other long-term incentive award, in excess of the Executive's Base Salary, awarded to the Executive in any year.

          (f)  "Cause" shall mean:
                -----

               (I) dishonesty by Executive which results in significant loss to the Company and significant personal enrichment to the Executive;

               (II) a material failure of Executive to perform his obligations under this Agreement (other than any such failure resulting from incapacity due to physical or mental illness); or

               (III) the willful and continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Executive has not substantially performed the Executive's duties.

          (g)  "Change in Control" shall mean:
                -----------------

               (I) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (I), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii)

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          any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (iv) any acquisition by any entity pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (III) of this definition; or

               (II) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (III) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (1) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
          (2) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common equity of the entity resulting from such Business Combination or the combined

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          voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the corporation, or the similar managing body of a non-corporate entity, resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (IV) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, other than a liquidation or dissolution in connection with a transaction to which subsection (III) applies.

          (h)  "Confidential Information" shall mean information about the
                ------------------------
     Company or any of its Subsidiaries or their respective businesses, products and practices, disclosed to or known or obtained by Executive as a direct or indirect consequence of or through the Executive's employment with the Company, which information is not generally known in the business in which the Company or such Subsidiaries are or may be engaged. However, Confidential Information shall not include under any circumstances any information with respect to the foregoing matters which is (I) available to the public from a source other than the Executive, (II) released in writing by the Company to the public or to persons who are not under a similar obligation of confidentiality to the Company and who are not parties to this Agreement, (III) obtained by the Executive from a third party not under a similar obligation of confidentiality to the Company, (IV) required to be disclosed by any court process or any government or agency or department of any government, or (V) the subject of a written waiver executed by the Company for the benefit of the Executive.

          (i)  "Constructive Termination Without Cause" shall mean a termination
                --------------------------------------
     of the Executive's employment at his initiative as provided in Section 2 within 30 days following the occurrence, without the Executive's prior written consent, of one or more of the following events:

               (I) any loss of the Executive's titles or positions in effect at the time of a Change in Control or any adverse change in the position to which the Executive reports or the principal departmental functions that report to the Executive at the time of a Change in Control (reporting relationships) that in any case results in a diminution of the Executive's responsibility or the Executive's access to the Chief Executive Officer of the Company;

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               (II)   the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting relationships), authority, duties or responsibilities as in effect on the date of a Change in Control, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (III) any reduction in total aggregate compensation, including the aggregate benefits of all fringe benefits, performance shares, Bonus opportunity, long-term incentive opportunity or perquisites applicable to the Executive immediately prior to a Change in Control, or any reduction in Base Salary, Bonus opportunity or long-term incentive opportunity from that immediately preceding a Change in Control;

               (IV) the relocation of the Executive's office location as assigned to him by the Company to a location more than 35 miles from his office location at the time of a Change in Control;

               (V) any failure by the Company to comply with any of the provisions of this Agreement, other than a failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

               (VI) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement for Cause; or

               (VII)  any failure by the Company to comply with and satisfy
          Section 5 of this Agreement, provided that the successor contemplated by Section 5 has received, at least 10 days prior to the giving of notice of constructive termination by the Executive, written notice from the Company or the Executive of the requirements of Section 5 of the Agreement.

          (j)  "Initial Term" shall mean the period commencing on July 17, 2001
                ------------
     and ending July 17, 2004.

          (k)  "Potential Change in Control Period" means the period beginning
                ----------------------------------
     on the date a Potential Change in Control occurs and ending on the earlier to occur of (i) the expiration of 12 months thereafter or (ii) the Board determining in good faith that there is no longer a risk of a Change in Control occurring.

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          (l)  "Potential Change in Control" shall be deemed to have occurred,
                ---------------------------
     if:

               (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

               (II) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

               (III) any Person, who is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 9.5% or more of the combined voting power of the Company's then outstanding securities, increases his beneficial ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

               (IV) the Board adopts a resolution to the effect that, for purposes of this Agreement, a potential Change in Control has occurred.

          (m)  "Subsidiary" shall mean any corporation in which the Company
                ----------
     either (I) controls more than 50% of the voting power of all securities of such corporation or (II) owns more than 50% of the total value of all equity securities of such corporation.

          (n)  "Termination Benefits" shall mean:
                --------------------

               (I) an amount of cash equal to the product of (A) Annual Compensation times (B) three; and

               (II) payment with respect to any performance shares granted to Executive, such payment to be prorated based on actual service completed at the time of the Executive's termination without Cause or Constructive Termination Without Cause, and valued according to the percentage of goal attainment on the date of termination, notwithstanding any contrary provisions of such grants or any plans pursuant to which they are granted; and

               (III) immediate vesting and exercisability of all of the Executive's options to purchase securities of the Company, and immediate vesting and lapse of restrictions on any restricted stock grants, outstanding at the time of the Executive's termination without Cause or Constructive Termination Without Cause, whether or not such would be the result under the provisions of such options or stock grants or any plans pursuant to which they are granted, and each of Executive's options shall remain outstanding until the earlier to occur of exercise of the option or the expiration of the option at the end of its full term, without regard to any provision for expiration prior thereto by reason of termination of employment; and

               (IV) at Executive's election, and subject to Executive's payment of the applicable premiums set forth on Schedule A, continued medical, dental and life insurance coverage (or reimbursement for the premiums for such coverage or reimbursement for covered expenses, at the Company's election) in each case for three years following the date of the Executive's termination without Cause or Constructive Termination Without Cause as though the Executive's employment were continued in effect during such time and without regard to any benefit reductions implemented after the date of such termination; provided that Executive may elect to receive one or more of such coverages and not the others; provided further that COBRA coverage shall commence only as of the end of such three-year period; and

               (V) immediate crediting of an additional three years of service in the Company's non-qualified retirement plans in which the Executive is participating at the time of the Change in Control, and payments under a non-qualified plan equal to the sum of (i) the additional benefits that would be attributable to a crediting of an additional three years of service in the Company's qualified plans in which the Executive is participating at the time of the Change in Control and (ii) the Executive's benefits that are not vested under any non-qualified or qualified Company employee pension benefit plans; and

               (VI) reimbursement as bills are submitted by Executive to the Company for outplacement assistance in an amount not to exceed 15% of Executive's Base Salary in effect on the date of a Change in Control, or, if termination of employment occurs prior to a Change in Control, termination of employment; and

               (VII) the sum of (x) any unpaid salary earned by Executive for periods prior to employment termination plus (y) the Executive's target Bonus for the fiscal year of termination prorated for the actual elapsed days of such fiscal year prior to such termination.

          Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the

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     Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any Gross-up Payment required under this paragraph) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal
     Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that after payment by the Executive of all income, excise and other taxes (and any interest and penalties imposed with respect thereto), the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (o)  "Term" shall mean the term of this Agreement, as described in
                ----
     Section 17, consisting of the Initial Term and any extensions thereof.

     2.   Certain Executive Employment Obligations; Events Triggering
          -----------------------------------------------------------
Termination Benefits:
--------------------

          (a) Executive agrees not to terminate his employment for reasons other than death, disability or Constructive Termination without Cause (x) during the 90-day period following a Change in Control or (y) during a Potential Change in Control Period.

          (b) In the event, within two years following a Change in Control occurring during the Term, the Executive's employment is terminated by the Company without Cause (other than by death or disability) or there is a Constructive Termination Without Cause, then the Executive shall be entitled to receive the Termination Benefits. The Termination Benefit described in clauses (I), (II) and (VII) of the definition of Termination Benefits shall be paid immediately upon such termination in a cash lump sum. Except as otherwise provided in the definition of Constructive Termination Without Cause, the failure of the Executive to effect a Constructive Termination Without Cause as to any one event described in such definition shall not affect his entitlement to effect a Constructive Termination Without Cause as to any other such event.

          (c) In the event the Executive's employment is terminated prior to a Change in Control by the Company Without Cause (other than by death or disability) or there is a Constructive Termination Without Cause and either
     (i) the Executive reasonably demonstrates that such termination was at the request of a third party or as a result of actions by the third party who has taken steps reasonably calculated to effect a Change in Control or (ii) the termination occurs during a Potential Change in Control Period, then the Executive's employment shall be deemed to have terminated following a Change in Control and the Executive shall be entitled to receive the Termination Benefits as provided in Section 2(b). Prior to a Change in Control, the determination of what events constitute grounds for a Constructive Termination

     Without Cause and the amount of Termination Benefits payable on a termination shall be made as if a Change in Control occurred immediately prior to the event or termination, as applicable.

          (d) If (i) the Executive's employment is terminated for Cause, (ii) the Executive voluntarily terminates his employment and such does not constitute a Constructive Termination Without Cause, or (iii) the Executive's employment is terminated by death or disability, then the Executive shall not be entitled to receive the Termination Benefits.

     3.   No Mitigation; No Offset: In the event of a termination of employment
          ------------------------
under Section 2 of this Agreement, the Executive shall be under no obligation to seek other employment, and there shall be no offset against the Termination Benefits due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that he may obtain.

     4.   Effect of Agreement on Other Benefits and Rights of Executive: Nothing
          -------------------------------------------------------------
in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to any termination pursuant to Section 2 shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     5.   Assignability; Binding Nature: This Agreement shall be binding upon
          -----------------------------
and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. No obligations of the Company under this Agreement may be assigned or transferred by the Company except that such obligations shall be assigned or transferred (as described below) pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the surviving entity or successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     6.   Representation:  The Company represents and warrants that it is fully
          --------------
authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person or entity.

     7.   Entire Agreement: Except to the extent otherwise provided herein, this
          ----------------
Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes any prior agreement.

     8.   Amendment or Waiver: No provision in this Agreement may be amended
          -------------------
unless such amendment is agreed to in writing and signed by both the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized representative of the Company, as the case may be. The Company will advise the Compensation Committee of the Board of any waivers under, or amendments to, this Agreement.

     9.   Severability: In the event that any provision or portion of this
          ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

     10.  Beneficiaries/References: The Executive shall be entitled to select
          ------------------------
(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death by giving the Company written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     11.  Governing Law/Jurisdiction:  This Agreement shall be governed by and
          --------------------------
construed and interpreted in accordance with the laws of Texas without reference to principles of conflict of laws.

     12.  Disputes:
          --------

          (a) In the event of any dispute concerning this Agreement, either Executive or the Company may compel the resolution of such dispute by binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The location of such arbitration shall be the city in which the Executive's principal office with the Company is located. Upon receipt of a written demand for arbitration, a hearing shall be scheduled to be held within 60 days of receiving such demand. All costs, fees and expenses, including attorney fees of both the Executive and the Company, of any arbitration in connection with this Agreement which results in any decision or settlement requiring the Company to make a payment or provide any form of compensation to the Executive in excess of any amount agreed to be paid by the Company shall be borne by, and be the obligation of, the Company. In the event the arbitration does not result in such a decision or settlement, each party shall bear its own expenses and 50% of the costs and expenses of the arbitration. The obligation of the Company under this Section 12 shall survive the termination for any reason of this Agreement (whether such termination is by the Company, by the Executive, upon the expiration of this Agreement or otherwise).

          (b) In the event that any person asserts that any of the payments or benefits provided to or in respect of Executive pursuant to this Agreement or otherwise, by or on behalf of the Company, are subject to excise taxes under Section 4999 of the Code, the Company shall assume, and pay the costs of, the dispute with such person but may settle such dispute in its discretion.

          (c) Pending the outcome or resolution of any arbitration, the Company shall continue payment of all amounts due the Executive without regard to any dispute but only if Executive agrees in writing that if and to the extent that the Company prevails he will promptly repay to the Company (or, regardless of the existence of such agreement, the Company may set off against any amounts due to the Executive) appropriate amounts plus interest at the applicable Federal Rate provided for in Section 7872(f)(2)(A) of the Code from the date any amount was paid by the Company to the Executive.

     13.  Notices: Any notice given to either Party shall be in writing and
          -------
shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

          If to the Company or the Board:

                    Cabot Oil & Gas Corporation
                    1200 Enclave Parkway
                    Houston, Texas 77077
                    Attention: Secretary

          If to the Executive:

                    ______________________
                    ______________________
                    ______________________

     14.  Confidential Information:
          ------------------------

          (a)  Non-Disclosure: During the Term or at any time thereafter,
               --------------
     irrespective of the time, manner or cause of the expiration of the Term, Executive will not directly or indirectly reveal, divulge, disclose or communicate to any person or entity, other than authorized officers, directors and employees of the Company, in any manner whatsoever, any Confidential Information without the prior written consent of the Board.

          (b)  Return of Property: Upon the Executive's termination of
               ------------------
     employment, Executive will surrender to the Company all Confidential Information, including without limitation, all lists, charts, schedules, reports, financial statements, books and records of the Company or any Subsidiary, and all copies thereof, and all other property belonging to the Company or any Subsidiary, provided Executive shall be accorded reasonable access to such Confidential Information subsequent to the Executive's termination of employment for any proper purpose as determined in the reasonable judgment of the Company.

     15.  Headings: The headings of the sections contained in this Agreement are
          --------
for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

     16.  Counterparts: This Agreement may be executed in two or more
          ------------
counterparts.

     17.  Term of Agreement: This Agreement shall remain in effect for the
          -----------------
Initial Term, for any extensions of the Term as set forth herein and thereafter to the extent necessary to maintain this Agreement in effect for a period of 24 months following any Change in Control during the Term. On July 17, 2003 and on each succeeding anniversary of such date thereafter, the Term shall be automatically extended by one year from the date upon which it would otherwise expire, unless prior to such anniversary the Company shall have given written notice to the Executive that the Term shall not be so extended. In addition, the respective rights and obligations of the Parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                              CABOT OIL & GAS CORPORATION



Date: ___________________     By________________________________________________
                                   Ray R. Seegmiller
                                   Chairman, President and CEO

                              EXECUTIVE

Date: ___________________     __________________________________________________

                          Attached to and made a part
                       of that certain Agreement, dated
                            July 17, 2001, between
                          Cabot Oil & Gas Corporation
                                      and
                              __________________



                                  Schedule A



          In the event the Executive so elects in accordance with Section 1(n)(IV) of the Agreement and subject to the Company's election rights provided in the same Section, the premiums payable by the Executive for continued medical, dental and life insurance coverage shall be such premiums as are in effect at the Company immediately prior to the Change in Control.